Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-64149, 33-61587, 33-61589, 333-147170 and 333-147171 and 333-48507 on Form S-8 and Registration Statement No. 333-18023 on Form S-3 of Habersham Bancorp of our report, dated March 6, 2007 appearing in this Amendment to No.1 to the Annual Report on Form 10-K of Habersham Bancorp for the year ended December 31, 2006.

\s\Porter Keadle Moore, LLP

Atlanta, Georgia
March 6, 2008